                                                                     EXHIBIT 3.1

                                   AMENDED AND

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            HOSPICE CARE INCORPORATED

      Hospice Care Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. Hospice Care Incorporated was originally incorporated under the same name, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 24, 1983.

      2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of Hospice Care Incorporated previously filed with the Secretary of State of the State of Delaware on August 20, 1984.

      3. The text of the Restated Certificate of Incorporation of Hospice Care Incorporated hereby is restated and further amended to read in its entirety as follows:

            FIRST: The name of the corporation is Hospice Care Incorporated (hereinafter called the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at said address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the Delaware General Corporation Law.

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-four million five hundred thousand (24,500,000), of which twenty million (20,000,000) shall be common stock, par value of $.001 per share ("Common Stock"), and four million five hundred thousand (4,500,000) shall be preferred stock, par value of $1.00 per share ("Preferred Stock"). A description of the different classes and series of the Corporation's stock and a statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each class and series of the Corporation's stock are as follows:

                  (a) Common Stock. Except as provided in this Article Fourth (or in any resolution or resolutions adopted by the Board of Directors of the Corporation pursuant hereto), the holders of the Common Stock shall possess exclusively all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. Each share of Common Stock shall have the same relative rights as, and be identical in all respects with, all other shares of Common Stock. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are entitled respectively in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class of stock having preference over the Common Stock in the event of liquidation, dissolution or winding up the full amount to which such holders are entitled respectively in preference to the Common Stock, then the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

                  (b) Preferred Stock. Except as provided in this Article Fourth, the Board of Directors of the Corporation is authorized by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the Delaware General Corporation Law to provide for the issuance of Preferred Stock in series and to fix and state the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Each share of each series of Preferred Stock shall have the same relative rights as, and be identical in all respects with, all other shares of the same series.

            FIFTH: The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation. Unless and except to the extent that the by-laws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

            SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend, and repeal by-laws of the Corporation.

            SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing contained in this Article Seventh shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Seventh shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at the time of, or arising out of facts or incidents prior to the time of, the effectiveness of such repeal or modification.

            EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Eighth.

      4. The Board of Directors of the Corporation, at a meeting duly called and held in accordance with the By-laws of the Corporation and Section 141 of the Delaware General Corporation Law, duly adopted resolutions proposing and declaring advisable the amendment to the Restated Certificate of Incorporation of the Corporation as set forth above.

      5. Holders of at least a majority of the outstanding shares of Common Stock of the Corporation, constituting the only outstanding voting securities of the Corporation, acting by written consent in accordance with Section 228 of the Delaware General Corporation Law, duly approved the amendment to the Restated Certificate of Incorporation of the Corporation as set forth above, and written notice of the approval and adoption of said amendment without a meeting has been given to those stockholders who did not consent in writing as provided in
Section 228(d) of the Delaware General Corporation Law.

      6. This Amended and Restated Certificate of Incorporation as set forth above was duly adopted in accordance with the requirements of Sections 242 and 245 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, Hospice Care Incorporated has caused this Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 31st day of October, 1991.

                                       HOSPICE CARE INCORPORATED


                                       By /s/ Earl M. Collier, Jr.
                                          ---------------------------
                                          Earl M. Collier, Jr. President
ATTEST:


/s/ Donald J. Gaetz
-----------------------
Donald J. Gaetz
Secretary

            The undersigned affirm and acknowledge under penalty of perjury that they have read the foregoing Amended and Restated Certificate of Incorporation, that the instrument is the act and deed of the Corporation, and that the facts stated therein are true.

            Executed at Miami, Florida, on October 31, 1991.


                                       /s/ Earl M. Collier, Jr.
                                       ----------------------------
                                       Earl M. Collier, Jr.


                                       /s/ Donald J. Gaetz
                                       ----------------------------
                                       Donald J. Gaetz

            CERTIFICATE OF DESIGNATION, PREFERENCES AND OTHER RIGHTS
                OF 9.0% CUMULATIVE NONCONVERTIBLE PREFERRED STOCK
                                       OF
                            HOSPICE CARE INCORPORATED

                        Pursuant to Section 151(g) of the
                        Delaware General Corporation Law

      Hospice Care Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Certificate of Incorporation of the Corporation and in accordance with Section 151(g) of the Delaware General Corporation Law, the Board of Directors on December 16, 1991 duly adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

      RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of its Amended and Restated Certificate of Incorporation, there is hereby created and authorized a series of Preferred Stock of the Corporation, and the designation and amount thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      9.0% CUMULATIVE NONCONVERTIBLE PREFERRED STOCK

      1. Designation and Amount. The designation of this series of preferred stock shall be "9.0% Cumulative Nonconvertible Preferred Stock," of the par value of $1.00 per share (hereinafter called this "Class"). The number of shares constituting this Class is 270,000. Shares of this Class shall have a stated value of $100.00 per share (the "Stated Value").

      2. Dividend Provisions.

            2(a) The dividend rate on the shares of this Class shall be 9.0% per annum, calculated on the Stated Value thereof.

            2(b) Dividends on the shares of this Class shall accrue semiannually with respect to the period ending on the last day of each June and December (the "Dividend Period"), and shall cumulate (whether or not earned or paid) from the original issue date of shares of this Class (the "Original Issue Date"). Dividends payable on shares of this Class shall be computed on the basis of a 360-day year of 30-day months and, for any period less than a Dividend Period, the actual number of days elapsed in the period for which a dividend is payable. Dividends on shares of this Class shall be payable on the 15th day (or, if not a business day, the first business day thereafter) of July and January with respect to the Dividend Period ending on the last day of the next preceding June and December, respectively.

            2(c) Dividends calculated as described in Sections 2(a) and 2(b) shall be payable from funds legally available therefor, when, as, and if declared by the Board of Directors or by a committee of the Board of Directors authorized to declare such dividends, on the last day of each Dividend Period, or if such date is not a business day, on the next succeeding day which is a business day. Each such dividend shall be paid to the holders of record of the shares of this Class as such holders appear in the stock register of the Corporation on the date that is 30 days before such payment date. Any dividends not paid on any dividend payment date shall accumulate thereafter and shall be considered "accrued and unpaid" for all purposes hereunder until paid. Dividends for any past Dividend Period that are accrued and unpaid may be declared and paid at any time, without reference to any regular dividend payment date, to the holders of record on such record date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors or by a committee of the Board of Directors authorized to fix such record date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Class that may be accrued and unpaid.

            2(d) So long as any shares of this Class are outstanding, the Corporation shall not (i) declare, pay, or set aside for payment any dividend upon any Junior Securities (as defined in Section 6) (other than a dividend paid in Common Stock or in any other stock ranking junior to this Class as to dividends) or upon any Parity Securities (as defined in Section 6) (other than a dividend paid in Parity Securities or Junior Securities or a dividend paid in accordance with the requirements of Section 2(e)); (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption, or other retirement of any Junior Securities or Parity Securities or any warrants, rights, or options exercisable for or convertible into any Junior Securities or Parity Securities or (iii) make any distribution in respect of any Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation, or other property

(other than distributions in Junior Securities to the holders thereof or distributions of Parity Securities to the holders thereof), unless, in each case, prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption, or distribution, as the case may be, (A) the full cumulative dividends on all outstanding shares of this Class for all past Dividend Periods shall have been or be declared and paid in cash, (B) full dividends on all outstanding shares of this Class to the end of the then current Dividend Period shall have been declared and paid in cash, or a sum in cash sufficient for the payment thereof set apart for payment, and (C) the Corporation shall have redeemed the aggregate number of shares of this Class required under Section 3(b) to be redeemed as of the end of such Dividend Period. Notwithstanding the provisions of this Section 2(d), the Corporation may redeem or purchase shares of Common Stock from employees, consultants or directors or former employees, consultants or directors of the Corporation or of any direct or indirect subsidiary of the Corporation now or hereafter acquired, upon or in connection with their death, disability, termination of their employment with or service to the Corporation or any such subsidiary, or exercise of rights of first refusal by the Corporation, or otherwise.

            2(e) (i) So long as any shares of this Class are outstanding, the Corporation shall not declare or pay or set apart for payment full cumulative dividends (the payment of less than full cumulative dividends being treated in Section 2(e)(ii)), including all accrued and unpaid dividends and all dividends accruing with respect to the most recently ended Dividend Period, on any class or series of Parity Securities unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum set apart sufficient for payment, on the shares of this Class for all Dividend Periods ending on or before the date of payment of such full cumulative dividends on such Parity Securities.

            2(e) (ii) So long as any shares of this Class are outstanding, if any dividends are not declared in full, as provided in Section 2(e)(i), upon the shares of this Class and any class or series of Parity Securities, but the Corporation determines to declare or pay or set aside for payment dividends that are less than full cumulative dividends on such Parity Securities, then as a condition precedent thereto the Corporation shall declare and pay, or declare and set apart for payment, cash dividends on shares of this Class in such amounts that (A) the sum of the aggregate amount of such cash dividends to be so paid or set apart for payment on the shares of this

Class bears the same ratio to (B) the sum of the aggregate amount of accrued and unpaid dividends on the shares of this Class then outstanding plus the aggregate amount of dividends accruing on the shares of this Class then outstanding for the Dividend Period ending on or before the date of payment of such dividends as
(C) the aggregate amount of dividends to be so declared or paid or set apart for payment on such class or series of Parity Securities bears to (D) the sum of the aggregate amount of accrued and unpaid dividends on the shares of such class or series then outstanding plus the aggregate amount of dividends accruing on such class or series of Parity Security for the most recent dividend period ending on or before before the payment date for such dividends.

            2(f) The holders of shares of this Class shall not be entitled to any dividends or distributions, whether payable in cash, property, or stock, in excess of full cumulative dividends, as provided in this Section 2, on this Class. Any dividend payment made on shares of this Class shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of this Class.

      3. Redemption Provisions.

            3(a) Redemption at the Corporation's Option. At any time and from time to time, the Corporation may redeem at its option all or any portion of the shares of this Class at the price per share set forth below (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations affecting such shares) plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, out of funds legally available for such redemption.

        During Years Ending                     Redemption Price
   (After Original Issuance Date)                  Per Share
   ------------------------------               ----------------

         December 31, 1992                         $107.00

         December 31, 1993                         $106.00

         December 31, 1994                         $105.00

         December 31, 1995                         $103.00

         December 31, 1996                         $102.00

         December 31, 1997                         $101.00

         December 31, 1998                         $100.00

            3(b) Mandatory Redemption. Subject to the last sentence of this
Section 3(b), the Corporation shall redeem the shares of this Class, in the manner hereinafter provided, at the redemption prices (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) and on the redemption dates as follows:

    Mandatory            Number of
   Redemption            Shares to
      Date              be Redeemed       Redemption Price Per Share
   ----------           -----------       --------------------------

June 30, 1995             13,500                 $103.00

December 31, 1995         13,500                 $103.00

June 30, 1996             27,000                 $102.00

December 31, 1996         27,000                 $102.00

June 30, 1997             40,500                 $101.00

December 31, 1997         40,500                 $101.00

June 30, 1998             54,000                 $100.00

December 31, 1998         54,000                 $100.00

      All accrued and unpaid dividends with respect to such shares being redeemed shall be paid at the time of such redemption. In the event that the Corporation shall effect a registered public offering of any of its securities in which gross proceeds received by the Corporation from the offering are not less than $12 million (which registered public offering shall also be based upon a market capitalization of the common equity of the Corporation of not less than $60 million), the Corporation shall be obligated to redeem $9.0 million of the shares of this Class at a price equal to Stated Value plus accrued but unpaid dividends on or promptly following the closing of such offering. Optional redemptions made under Section 3(a) and mandatory redemptions made pursuant to the immediately preceding sentence shall reduce the extent to which the Corporation is required to make any mandatory redemptions required under this
Section 3(b).

            3(c) All shares to be redeemed shall be redeemed pro rata from all holders, unless otherwise required by law. If any redemption date falls on a day which is not a business day, the redemption date shall be the next business day.

            3(d) In the event that the Corporation shall redeem shares of this Class, notice of such redemption shall be mailed, first class postage prepaid, to each holder of record of the shares of this Class, at such holder's address as it appears in the stock register of the Corporation, not less than 10 nor more than 60 days prior to the date fixed for redemption. No failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of this Class to be redeemed except as to the holder to whom the Corporation has failed to give notice or except as to the holder whose notice was defective. Each such notice shall state the redemption date, the aggregate number of shares of this Class to be redeemed and, if less than all shares are to be redeemed, the number to be redeemed from such holder, the redemption price applicable to the shares to be redeemed, the place where certificates for such shares are to be surrendered for payment of the redemption price, and that dividends on shares to be redeemed will cease to accrue on the redemption date.

            3(e) Notice having been mailed as provided in Section 3(d), from and after the redemption date (unless the Corporation defaults in providing money for the payment of the redemption price) dividends on shares of this Class so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holder of the shares so redeemed, as such (except the right to receive the redemption price thereof), shall terminate. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require), such shares shall be redeemed by the Corporation at the redemption prices set forth above. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            3(f) Any shares of this Class that shall at any time have been redeemed or repurchased shall, after such redemption or repurchase, be cancelled by the Corporation and shall not be available for reissuance.

            3(g) If the funds of the Corporation legally available for redemption of the shares of this Class on any mandatory redemption date are insufficient to pay accrued and unpaid dividends with respect to the shares being redeemed and to redeem the number of shares required to be redeemed on that date, those funds that are legally available shall be used first to pay such accrued and unpaid dividends and then to redeem the maximum possible number of such shares, ratably on the basis of the number of shares that would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares required to be redeemed on that date. At any time thereafter, when additional funds of the Corporation become legally available for the redemption of shares, such funds shall be used, at the end of the next succeeding fiscal quarter, to pay any remaining accrued and unpaid dividends with respect to the shares of this Class that the Corporation was theretofore obligated to redeem and then to redeem the balance of such shares, ratably on the basis set forth in the preceding sentence.

      4. Voting and Meetings with the Corporation.

            4(a) The holders of record of the shares of this Class shall not, except as otherwise required by law or as specified in Section 4(b), have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the Corporation's stockholders or to express consent or dissent to any action taken without a meeting (including without limitation, any election or removal of the directors of the Corporation).

            4(b) So long as any shares of this Class are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of this Class outstanding at the time, given in person or by proxy, either in writing or at a meeting at which the holders of the shares of this Class shall vote separately as a class, (i) authorize, issue or assume the obligations under, or increase the stated or par value of, any Senior Securities (as defined in Section 6) or any obligation or security convertible into or evidencing the right to purchase any Senior Securities; (ii) authorize, issue or assume the obligations under, or increase the stated or par value of, any Parity Securities or any obligation or security convertible into or evidencing the right to purchase any Parity Securities; (iii) amend the Amended and Restated Certificate of Incorporation of the Corporation or the certificate of designations relating to the shares of this Class so as to alter or change the powers, preferences, or special rights of the shares of this Class so as to affect them adversely or authorize additional shares of this Class or increase or decrease the par value of the shares of this Class; or (iv) sell all or substantially all of the assets of the Corporation in a transaction that is to be submitted to a vote of stockholders of the Corporation.

      5. Liquidation Rights.

            5(a) Subject to the rights of the holders of shares of any series or class or classes of Senior Securities upon dissolution or liquidation, upon the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the shares of this Class then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any distribution or payment is made with respect to the Common Stock or any other class or series of stock ranking junior to this Class upon liquidation, an amount per share in cash equal to the Stated Value plus an amount in cash equal to all accrued and unpaid dividends (whether or not earned or declared) on the shares of this Class as provided in
Section 2 to the date of final distribution.

            5(b) After the payment, in cash, to the holders of the shares of this Class of the full preferential amount provided for in this Section 5, the holders of shares of this Class as such shall have no right or claim to any of the remaining assets of the Corporation.

            5(c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a voluntary sale, transfer, lease, or other disposition of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 5.

            5(d) Subject to the rights of the holders of shares of any series or class or classes of Senior Securities upon dissolution or liquidation, in the event the remaining assets of the Corporation upon any dissolution, liquidation, or winding up of the Corporation are not sufficient to pay in full all amounts to which the holders of this Class are entitled pursuant to Section 5(a) and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of this Class and such Parity Securities ratably in accordance with the respective amounts which would be paid on such shares of this Class and such other Parity Securities if all amounts thereon were paid in full.

            5(e) Subject to the rights of the holders of shares of any series or class or classes of Parity Securities or Senior Securities upon any dissolution or liquidation of the Corporation, after payment shall have been made in full to the holders of shares of this Class as provided in this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to this Class upon dissolution or liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of this Class shall not be entitled to share therein.

      6. Ranking. The shares of this Class shall rank, both as to dividends and upon liquidation, senior and prior to the Common Stock. Any stock of any other class or classes or series shall be deemed to rank:

            6(a) senior and prior to the shares of this Class, to be "Senior Securities," if the holders of such stock shall be entitled to the receipt of dividends or amounts paid in or set aside for redemption, or the receipt of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Class;

            6(b) on a parity with shares of this Class, to be "Parity Securities," whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of this Class, if the holders of such stock shall be entitled to the receipt of dividends or amounts paid in or set aside for redemption, or the receipt of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of the shares of this Class; and

            6(c) junior to shares of this Class, to be "Junior Securities," if the holders of shares of this Class shall be entitled to the receipt of dividends or of amounts paid in or set aside for redemption, or to the receipt of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of such stock.

      7. Restrictions on Transfer. The shares of this Class may not be transferred without the prior written approval of the Corporation.

      8. Consolidation, Merger, etc.

            8(a) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company and, if applicable, for a cash payment in lieu of fractional shares, if any, then in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of this Class shall be substituted for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Section 3 hereof) and the qualifications, limitations or restrictions thereon, that the shares of this Class had immediately prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all the terms of this paragraph 8(a) are complied with.

            8(b) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (a) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least twenty (20) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of this Class, and each such holder shall have the right to elect, by written notice to the Corporation, to receive upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such shares, a cash payment equal to the Stated Value plus all accrued (whether or not accumulated) and unpaid dividends. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

            IN WITNESS WHEREOF, Hospice Care Incorporated has caused this Certificate of Designation to be executed on its behalf on December 16, 1991.

                                       HOSPICE CARE INCORPORATED


                                       By: /s/ Earl M. Col1ier, Jr.
                                           ----------------------------
                                           Earl M. Col1ier,  Jr.
                                           President

Attest:


/s/ Pamela Ventura
----------------------
Pamela Ventura
Assistant Secretary

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            HOSPICE CARE INCORPORATED

      Hospice Care Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. That by unanimous written consent in lieu of a meeting, the Board of Directors of said corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that it be submitted to stockholders for approval and adoption. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that Article FIRST of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read as follows: "FIRST: The name of the corporation is Vitas Healthcare Corporation (hereinafter called the "Corporation")."

      2. That thereafter holders of at least a majority of the outstanding shares of common stock of said corporation acting by written consent in accordance with Section 228 of the Delaware General Corporation Law, duly approved and adopted the amendment to the Amended and Restated Certificate of Incorporation as set forth above, and written notice of the approval and adoption of said amendment without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware General Corporation Law.

      3. That the aforesaid amendment was duly approved and adopted in accordance with applicable provisions of Section 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, said Hospice Care Incorporated has caused this certificate to be signed by Earl M. Collier, Jr., its President, and attested by Mark Ohlendorf, its Secretary, this 11th day of May, 1992.

ATTEST:                                HOSPICE CARE INCORPORATED


By: /s/ Mark Ohlendorf                 By: /s/ Earl M. Collier, Jr.
    ----------------------                 ----------------------------
    Mark Ohlendorf                         Earl M. Collier, Jr.
    Secretary                              President

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, at a meeting duly called and held in accordance with the By-Laws of the Corporation and Section 141 of the Delaware General Corporation Law, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation as set forth below.

      SECOND: Article FOURTH of the Amended and Restated Certificate of Incorporation, as amended, hereby is further amended by deleting in its entirety the first sentence of the first paragraph of Article FOURTH and replacing it with the following:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-four million five hundred thousand (44,500,000), of which forty million (40,000,000) shall be common stock, par value of $1.00 per share ("Common Stock"), and four million five hundred thousand (4,500,000) shall be preferred stock, par value of $1.00 per share ("Preferred Stock").

            THIRD: Holders of at least a majority of the outstanding shares of Common Stock of the Corporation, constituting the only outstanding securities of the Corporation entitled to vote in respect of the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above, acting by written consent in accordance with Section 228 of the Delaware General Corporation Law, duly approved said amendment, and written notice of the approval and adoption of said amendment without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware General Corporation Law.

            FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers, as of the 27th day of May, 1993.

                                       VITAS HEALTHCARE CORPORATION


                                       By /s/ Earl M. Collier, Jr.
                                          ---------------------------
                                          Earl M. Collier, Jr.
                                          President

ATTEST:


/s/ Mark Ohlendorf
-----------------------
Mark Ohlendorf
Secretary

            The undersigned affirm and acknowledge under penalty of perjury that they have read the foregoing Certificate of Amendment, that the instrument is the act and deed of the Corporation, and that the facts stated therein are true.

            Executed at Washington, D.C. as of May 27, 1993.


                                       /s/ Earl M. Collier, Jr.
                                       -----------------------------
                                       Earl M. Collier, Jr.


                                       /s/ Mark Ohlendorf
                                       -----------------------------
                                       Mark Ohlendorf

            CERTIFICATE OF DESIGNATION, PREFERENCES AND OTHER RIGHTS

                                     OF THE

                     SERIES B CONVERTIBLE PREFERRED STOCK OF

                          VITAS HEALTHCARE CORPORATION

                            -----------------------

               Pursuant to Section 151(g) of the Delaware General
                                 Corporation Law

                            -----------------------

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151(g) of the Delaware General Corporation Law, the Board of Directors on June 3, 1993, duly adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

      RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, there is hereby created and authorized a series of Preferred Stock of the Corporation, and the designation and amount thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK

      1. Designation and Amount. The designation of this series of preferred stock shall be "Series B Convertible Preferred Stock," of the par value of $1.00 per share (hereinafter called this "Class"). The number of shares constituting this Class is 262,500. Shares of this Class shall have a stated value of $100.00 per share (the "Stated Value").

      2. Dividend Provisions.

            2(a) Dividend Rights. The holders of shares of this Class shall not be entitled to any dividends or distributions, whether payable in cash, property or stock, except as otherwise provided in this Section 2.

            2(b) Dividend Preference. So long as any shares of this Class are outstanding and subject to the provisions of Section 2(d) hereof, the Corporation shall not (i) declare, pay, or set aside for payment any dividend upon any Junior Securities (as defined in Section 7 hereof) (other than a dividend paid in the Corporation's common stock, par value $.00l per share ("Common Stock"), or in any other stock ranking junior to this Class as to dividends) or upon any Parity Securities (as defined in Section 7 hereof) (other than a dividend paid in Parity Securities or Junior Securities); (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption, or other retirement of any Junior Securities or Parity Securities or any warrants, rights, or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the Stock Repurchases as defined in that certain Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Corporation and the holders of shares of this Class on the Original Issue Date (as hereinafter defined) (the "Preferred Stock Purchase Agreement")); or (iii) make any distribution in respect of any Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or any other person, or any other property other than cash, or any combination thereof (other than distributions in Junior Securities to the holders thereof or distributions in Parity Securities to the holders thereof), unless (A) in each case, prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption, or distribution, as the case may be, dividends (including dividends previously declared and paid in cash) on the outstanding shares of this Class equal to 8% per annum, compounded annually (computed on the basis of a 360-day year of 30-day months and, for any period less than a month, the actual number of days elapsed in such month), calculated for each of the then outstanding shares of this Class on the Stated Value from the original issue date of the shares of this Class (the "Original Issue Date") to the payment date established for such dividend, payment or distribution (the "Series B Dividend Preference Amount"), shall have been declared and paid in cash, and (B) the Corporation shall have made all payments required to be made by it (if any) pursuant to Section 3 hereof. Notwithstanding the provisions of this Section 2(b), without declaring or paying any dividend upon shares of this Class, the Corporation may, subject to applicable law and the provisions of Section 5(b)(viii) hereof, redeem or purchase shares of Common Stock (or securities exchangeable for or convertible into Common Stock) from current or former directors, officers, employees or consultants of the Corporation or of any direct or indirect subsidiary of the Corporation upon or in connection with their death, disability, termination of their employment with or service to the Corporation or any such subsidiary, or exercise of rights of first refusal by the Corporation, or under any circumstances approved or consented to by the holders of a majority of the outstanding shares of this Class.

            2(c) Participation in Dividends on Common Stock. So long as any shares of this Class are outstanding, in the event the Corporation declares, pays or sets aside for payment any dividend or distribution upon the shares of Common Stock in accordance with Section 2(b) hereof (other than a dividend paid in Common Stock or in any other stock ranking junior to this Class as to dividends), the outstanding shares of this Class shall be entitled to participate equally (as if such shares had been converted into shares of Common Stock pursuant to Section 4 hereof) with the shares of Common Stock to the extent that such dividend or distribution, together with all other dividends or distributions paid upon the shares of Common Stock subsequent to the Original Issue Date, exceeds the sum of all amounts paid with respect to the Series B Dividend Preference Amount pursuant to Sections 2(b) and 3(a) hereof, without giving effect to annual compounding.

            2(d) Payment of Dividends on Parity Securities.

                  (i) So long as any shares of this Class are outstanding, the Corporation shall not declare or pay or set apart for payment full cumulative dividends (the payment of less than full cumulative dividends being treated in Section 2(d)(ii) hereof), including all accrued and unpaid dividends, on any class or series of Parity Securities unless the Series B Dividend Preference Amount has been or contemporaneously is declared and paid.

                  (ii) So long as any shares of this Class are outstanding, if any dividends are not declared in full, as provided in Section 2(d)(i) hereof, upon any class or series of Parity Securities, but the Corporation determines to declare or pay or set aside for payment dividends that are less than full cumulative dividends on such Parity Securities, then as a condition precedent thereto the Corporation shall declare and pay cash dividends on the outstanding shares of this Class in such amounts that (A) the sum of the aggregate amount of such cash dividends to be so paid on the shares of this Class bears the same ratio to (B) the Series B Dividend Preference Amount for all then outstanding shares of this Class (less any dividends declared and paid on the shares of this Class prior to the payment date for such dividend) as of the record date for such dividend as (A) the aggregate amount of dividends to be so declared or paid or set apart for payment on such class or series of Parity Securities bears to
(B) the sum of the aggregate amount of accrued and unpaid dividends on the shares of such class or series then outstanding plus the aggregate amount of dividends accruing on such class or series of Parity Securities for the most recent dividend period ending on or before the payment date for such dividends.

            2(e) Payment of Dividends. Dividends on the shares of this Class calculated as described in Sections 2(b), 2(c) and 2(d) hereof shall be payable from funds legally available therefor, only when, as, and if declared by the Board of Directors or by a committee of the Board of Directors authorized to declare such dividends. Each such dividend shall be paid to the holders of record of the shares of this Class as such holders appear in the stock register of the Corporation on the date that is thirty (30) days before the payment date fixed by the Board of Directors or by a committee of the Board of Directors authorized to fix such payment date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Class.

            2(f) Restriction on Cash Dividends. Notwithstanding any other provision of this Section 2 to the contrary, the Corporation shall not pay any cash dividends on the shares of this Class or on any Junior Securities or Parity Securities if, on the proposed payment date established for such dividend and after giving effect to such dividend, the aggregate amount of all cash dividends paid by the Corporation since the original Issue Date to holders of the shares of this Class and the holders of any Junior Securities and Parity Securities exceeds 50% of the Cumulative Consolidated Net Income of the Company. For purposes of this Section 2(f), the term "Cumulative Consolidated Net Income" shall mean the consolidated net income earned by the Company during the period from March 31, 1993 through the month end immediately preceding the proposed payment date established for such dividend. The provisions of this Section 2(f) shall remain in full force and effect as long as at least one-third (1/3) of the shares of this Class outstanding on the Original Issue Date continue to be outstanding.

      3. Redemption Provisions.

            3(a) Redemption at the Option of the Holders. Subject to the provisions of Section 3(d) hereof, at the earlier of June 30, 1999, or six months following the redemption in full of the 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation, but in no event prior to June 30, 1996, any holder of shares of this Class may, by notice to the Corporation as provided in
Section 3(c) hereof, require the Corporation to redeem all of such holder's shares at a price per share equal to the Stated Value plus the Series B
Dividend Preference Amount as of the Redemption Date (as hereinafter defined) (less any dividends declared and paid on the shares of this Class prior to the Redemption Date), out of funds legally available for such redemption (the "Redemption Price").

            3(b) Involuntary Redemption. In the event that the cumulative effect of any redemption of shares of this Class pursuant to Section 3(a) hereof causes two-thirds (2/3) of the shares of this Class outstanding on the Original Issue Date to have been redeemed, the Corporation shall redeem all of the remaining outstanding shares of this Class held by all holders on the Involuntary Redemption Date (as hereinafter defined) at the Redemption Price.

            3(c) Redemption Procedures.

                  (i) In the case of a redemption pursuant to Section 3(a) hereof, each holder of shares of this Class electing to redeem all of such shares shall mail, first class postage prepaid, written notice of such election to the Corporation not less than thirty (30) business days prior to the date on which such holder requests that the redemption be made (the "Redemption Date"). Each such notice shall include the certificate or certificates representing the shares to be redeemed (properly endorsed or assigned for transfer) and shall specify the Redemption Date and the aggregate number of shares to be redeemed. If any Redemption Date falls on a day that is not a business day, the Redemption Date shall be the next business day.

                  (ii) In the case of a redemption pursuant to Section 3(b) hereof, at least twenty (20) business days prior to the Involuntary Redemption Date, the Corporation shall mail, first class postage prepaid, written notice (the "Involuntary Redemption Notice") to each holder of record (at the close of business on the business day next preceding the day on which the Involuntary Redemption Notice is given) of this Class (A) notifying such holders that two-thirds (2/3) of the shares of this Class outstanding on the Original Issue Date have been redeemed and that the shares held by each such holder, unless surrendered for conversion pursuant to Section 4 hereof prior to the Involuntary Redemption Date, shall be redeemed pursuant to Section 3(b) hereof, and (B) specifying the Redemption Price, the date that the Corporation has designated as the date on which such redemption will be made (which date shall not be more than thirty (30) business days after the Redemption Date of the redemption triggering such involuntary redemption) (the "Involuntary Redemption Date"), the number of shares of this Class to be redeemed and the place where the Redemption Price shall be payable. The Involuntary Redemption Notice shall be addressed to each holder of this Class at its address shown in the Corporation's records.

                  (iii) Upon surrender of the certificate or certificates representing the shares redeemed pursuant to this Section 3, the Corporation shall remit the Redemption Price to the holders thereof (subject to the provisions of Section 3(d) hereof). If fewer than all the shares represented by any such certificate or certificates are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            3(d) Installment Election by Corporation. Upon receipt of the notice of redemption provided in Section 3(c)(i) hereof or upon the occurrence of a redemption triggering an involuntary redemption pursuant to Section 3(b) hereof, the Corporation may elect to effect any such redemption in three annual installments by mailing, first class postage prepaid, written notice of such installment election to each holder of record (at the close of business on the business day next preceding the day on which such installment election notice is given) of this Class entitled to redemption under Section 3(a) or 3(b) hereof not less than ten (10) business days prior to the Redemption Date or Involuntary Redemption Date, as the case may be. Pursuant to such installment election, the Corporation shall redeem the shares to be redeemed on such Redemption Date or Involuntary Redemption Date in three equal installments, one-third (1/3) of such shares to be redeemed on such Redemption Date or Involuntary Redemption Date and one-third (1/3) of such shares to be redeemed on each of the first and second anniversaries of such Redemption Date or Involuntary Redemption Date, respectively; provided, however, that any shares of this Class to be redeemed pursuant to this Section 3(d) shall not be deemed to have been redeemed until the Redemption Price installment (which shall include the Series B Dividend Preference Amount as of the date of each installment with respect to the shares to be redeemed by such installment) relating to such shares has been remitted to the holder thereof; provided, further, in the event that (i) the Corporation fails to remit any installment of the Redemption Price within five (5) business days after the date such payment is due, (ii) any of the events specified in clauses (iv), (v), (vi) or (viii) of Section 5(b) hereof shall occur, (iii) (A) there has been a filing by or against the Corporation of any case, proceeding, or other action seeking reorganization, liquidation, dissolution, or adjustment of the Corporation or its debts under any law relating to bankruptcy, insolvency, or reorganization, (B) the Corporation has made any general assignment for the benefit of creditors or (C) a receiver or trustee has been appointed for the Corporation or for any assets of the Corporation, or (iv) a judgment or decree has been entered against the Corporation involving a liability in excess of $2,500,000 or more, and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within forty-five (45) days following the entry thereof, then the Corporation shall be required promptly to redeem all outstanding shares of this Class to be redeemed pursuant to this Section 3(d) and remit the entire remaining amount (if any) of the Redemption Price to the holders of all such shares. Notwithstanding any provision of this Section 3(d) to the contrary, the Corporation may redeem any shares of this Class to be redeemed pursuant to this
Section 3(d) at any time following the Redemption Date or Involuntary Redemption Date, as the case may be, prior to the first or second anniversary thereof.

            3(e) Rights After the Redemption Date. From and after the close of business on the Redemption Date or Involuntary Redemption Date, as the case may be, unless there shall have been a default in the payment of the Redemption Price or any installment thereof, all rights of holders of the shares of this Class redeemed pursuant to this Section 3 (except the right to receive the Redemption Price and except as otherwise provided in Section 3(d) hereof) shall cease with respect to such shares, and thereafter such shares shall not be deemed to be outstanding for any purpose whatsoever.

            3(f) Insufficient Funds. Subject to the rights of holders of shares of any series or class or classes of Senior Securities (as defined in Section 7 hereof) with respect to redemption, if the funds of the Corporation legally available for redemption of the shares of this Class on any Redemption Date or the Involuntary Redemption Date, as the case may be, are insufficient to pay the Redemption Price, those funds that are legally available shall be used first to pay the Series B Dividend Preference Amount with respect to the shares being redeemed and then to redeem the maximum possible number of such shares, ratably on the basis of the number of shares that would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares required to be redeemed on that date. Subject to the rights of holders of shares of any series or class or classes of Senior Securities with respect to redemption, at any time thereafter, when additional funds of the Corporation become legally available for the redemption of shares, such funds shall be used, at the end of the next succeeding fiscal quarter, to pay any remaining Series B Dividend Preference Amount with respect to the shares of this Class that the Corporation theretofore was obligated to redeem and then to redeem the balance of such shares, ratably on the basis set forth in the preceding sentence, until all shares of this Class required to be redeemed have been redeemed.

            3(g) Cancellation of Redeemed Shares. Any shares of this Class that shall at any time have been redeemed or repurchased shall, after such redemption or repurchase, be cancelled by the Corporation and shall not be available for reissuance.

      4. Conversion Provisions.

            4(a) Conversion at the Option of the Holders. Subject to and upon compliance with the provisions of this Section 4 and subject to compliance with any required notification or expiration of any notice or waiting period under applicable laws or regulations (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), the holder of any shares of this Class shall have the right, at such holder's option, at any time (and from time to time) to convert any of such shares of this Class into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the then applicable Conversion Rate (as defined in Section 4(e) hereof) multiplied by the number of shares of this Class to be converted pursuant to this Section 4(a), by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 4(c) hereof.

            4(b) Automatic Conversion. Upon the consummation of either a Qualified Public Offering or a Qualified Demand Offering (each as hereinafter defined), all shares of this Class shall, by virtue of and simultaneous with the closing of such offering and without any action on the part of the holder thereof or the Corporation, be deemed automatically converted into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the then applicable Conversion Rate multiplied by the number of shares of this Class then outstanding. For purposes of this Section 4(b), (i) "Qualified Public Offering" shall mean a public offering of Common Stock (A) at a price per share of (1) $8.50 or more in the event such offering is consummated on or prior to June 30, 1995 or (2) $10.00 or more in the event such offering is consummated subsequent to June 30, 1995 (in each case, and subject to adjustment from time to time as provided in Section 4(f) hereof, the "Qualified Public Offering Price"), and (B) with gross proceeds (before underwriting discounts and commissions, if any) to the Corporation in excess of $25,000,000, and (ii) "Qualified Demand Offering" shall mean a public offering of Common Stock effected pursuant to that certain Registration

Rights Agreement among the Corporation and certain stockholders of the Corporation dated as of the Original Issue Date (together with any prior public offerings of Common Stock effected pursuant to such Registration Rights Agreement) in which holders of a majority of the outstanding shares of this Class on a cumulative basis shall have participated in requesting registration in connection with such offering.

            4(c) Conversion Procedures.

                  (i) In order to exercise the optional conversion privilege pursuant to Section 4(a) hereof, the holder of each share of this Class to be converted shall deliver to the Corporation during regular business hours, at the principal office of the Corporation or at the office of any transfer agent of the Corporation for this Class or at such other place as may be designated by the Corporation, the certificate or certificates representing the shares of this Class to be converted, duly endorsed or assigned in blank (or to the Corporation if so requested), accompanied by written notice stating that the holder elects to convert such shares. Unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the name in which the shares of this Class are registered, each share surrendered for conversion shall be accompanied by an instrument of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

                  (ii) As promptly as practicable after the surrender by a holder of the certificate or certificates representing shares of this Class in accordance with this Section 4(c), the Corporation shall issue and shall deliver to the holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this Section 4, and a certificate representing any shares of this Class that were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but were not converted. Any fractional interest in respect of a share of Common Stock arising out of such conversion shall be settled as provided in Section 4(d) hereof. The Corporation shall pay all expenses, taxes (other than stock transfer taxes) and other charges required to be paid by the Corporation in order to issue the shares of Common Stock pursuant to this Section 4(c).

                  (iii) Conversion shall be deemed to have been effected (A) with respect to conversion pursuant to Section 4(a) hereof, on the date on which all of the conditions specified in Section 4(c)(i) hereof have been satisfied, and (B) with respect to conversion pursuant to Section 4(b) hereof, on the date of the closing of a Qualified Public Offering or a Qualified Demand Offering, as the case may be (in each case, the "Conversion Date"), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates on the Conversion Date and such conversion shall be at the Conversion Rate in effect on the Conversion Date, unless the stock transfer books of the Corporation shall be closed on the Conversion Date, in which case such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date. All shares of Common Stock delivered upon conversion of the shares of this Class will upon delivery be duly and validly issued and fully paid and nonassessable, and not subject to any preemptive rights. Upon the surrender of certificates representing shares of this Class to be converted, such shares no longer shall be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock as provided herein and except as set forth in Section 4(c)(iv) hereof.

                  (iv) The Corporation shall make no payment or adjustment regarding the Series B Dividend Preference Amount with respect to any shares of this Class converted pursuant to this Section 4 unless the shares of this Class surrendered for conversion are surrendered subsequent to the record date preceding a date fixed by the Board of Directors as the payment date for dividends on the shares of this Class (a "Dividend Payment Date") but on or prior to such Dividend Payment Date, in which case the holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof.

            4(d) Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the shares of this Class. Any fractional interest in a share of Common Stock resulting from conversion of a share of this Class shall be paid in cash (computed to the nearest cent) based upon the Fair Market Value (as defined in Section 4(f)(vi) hereof) of a share of Common Stock on the Conversion Date.

            4(e) Conversion Rate. The "Conversion Rate" per share of this Class shall be 21.052632 shares of Common Stock for each share of this Class, subject to adjustment from time to time as provided in Section 4(f) hereof.

            4(f) Anti-Dilution Provisions and Adjustment of Conversion Price.

                  (i) Subject to the provisions of Section 4(f)(iii) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of this Class are outstanding, (a) pay a dividend or make a distribution in respect of Common Stock in shares of Common Stock or (b) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation, or otherwise, then, in such event, each share of this Class will automatically, without any action on the part of the holder thereof or the Corporation, become convertible into that number of shares of Common Stock equal to the number of shares of Common Stock into which a share of this Class could be converted immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment pursuant to this Section 4(f)(i) shall be effective upon payment of such dividend or distribution in respect of the Common Stock and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof. Concurrently with the automatic adjustment pursuant to this Section 4(f)(i), the Qualified Public Offering Price and the Conversion Price (as hereinafter defined) each shall be adjusted by multiplying the Qualified Public Offering Price and the Conversion Price in effect immediately before such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event (rounded to the nearest whole cent).

                  (ii) Subject to the provisions of Section 4(f)(iii) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of this Class are outstanding, sell or issue shares of Common Stock (other than in a transaction subject to Section 4(f)(i) hereof), any security convertible into shares of Common Stock or any option, right or warrant to purchase shares of Common Stock for no consideration or at a purchase price per share of Common Stock, or conversion price in the case of a security convertible into Common Stock, less than the Conversion Price in effect on the date of sale or issuance of such Common Stock, security convertible into Common Stock, option, right or warrant, then, in such event (or in the event of any change in the terms of any security convertible into Common Stock or option, right or warrant that has a similar effect on the date of such change), each share of this Class will automatically, without any action on the part of the holder thereof or the Corporation, become convertible into that number of shares of Common Stock equal to the number of shares of Common Stock into which a share of this Class could be converted immediately before such sale or issuance of Common Stock, securities convertible into Common Stock, options, rights or warrants (or change in terms) multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such sale or issuance of Common Stock, securities convertible into Common Stock, options, rights or warrants (or change in terms) plus the maximum number of shares of Common Stock that could be acquired upon the sale or issuance of the Common Stock or upon exercise in full of all such conversion rights, options, rights and warrants, and the denominator of which is the number of shares of Common Stock outstanding immediately before such sale or issuance of Common Stock, securities convertible into Common Stock, options, rights or warrants (or change in terms) plus the number of shares of Common Stock that could be purchased at the Conversion Price at the time of such sale or issuance (or change in terms) for the maximum aggregate consideration payable upon the sale or issuance of the Common Stock or upon exercise in full of all such conversion rights, options, rights or warrants. Concurrently with the automatic adjustment pursuant to this Section 4(f)(ii), the Qualified Public Offering Price and the Conversion Price each shall be adjusted by multiplying the Qualified Public Offering Price and the Conversion Price in effect immediately before such sale or issuance of Common Stock, securities convertible into Common Stock, options, rights or warrants (or change in terms) by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such sale or issuance of Common Stock, securities convertible into Common Stock, options, rights or warrants (or change in terms) plus the number of shares of Common Stock that could be purchased at the Conversion Price at the time of such sale or issuance (or change in terms) for the maximum aggregate consideration payable upon the sale or issuance of the Common Stock or upon exercise in full of all such conversion rights, options or warrants, and the denominator of which is the number of shares of Common Stock outstanding immediately before such sale or issuance of Common Stock, securities convertible into Common Stock, options, rights or warrants (or change in terms) plus the maximum number of shares that could be acquired upon the sale or issuance of the Common Stock or upon the exercise in full of all such conversion rights, options, rights and warrants. For purposes of this Section 4(f)(ii), all shares of

Common Stock issuable upon the conversion of such convertible securities or upon exercise of such options, rights or warrants shall be deemed to have been issued for the purpose of computing the number of shares of Common Stock into which a share of this Class could be converted and the Qualified Public Offering Price and the Conversion Price hereunder, as of the time such convertible securities, options, rights or warrants are issued or sold (or the terms thereof are changed). If any rights of conversion or exercise of such convertible securities, options, rights or warrants shall expire without having been exercised (except in the case where the Corporation has redeemed such convertible security, option, right or warrant or made any payment on account of the holder thereof not converting or exercising such convertible security, option, right or warrant), the number of shares of Common Stock into which a share of this Class could be converted and the Qualified Public Offering Price and the Conversion Price shall forthwith be automatically adjusted to be the number of shares of Common Stock into which a share of this Class could be converted and the Qualified Public Offering Price and the Conversion Price that would have been in effect had an adjustment been made on the basis that the only shares of Common Stock issued or sold were those actually issued upon the conversion or exercise of such convertible securities, options, rights or warrants. For purposes of this Section 4(f)(ii), the date of issuance of options for shares of Common Stock shall mean the date of their grant.

                  (iii) Notwithstanding any other provision herein to the contrary, the following events shall not be deemed to constitute an issuance of Common Stock or other security of the Corporation for purposes of this Section 4(f): (A) the issuance of any shares of Common Stock pursuant to options, rights or warrants (including the common stock purchase warrants issued in connection with the issuance of the 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation) previously granted, outstanding or issued prior to the Original Issue Date (whether pursuant to the Vitas Healthcare Corporation Management Equity Incentive Plan or otherwise), (B) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and (C) the issuance of any warrants or rights to purchase shares of Common Stock as part of the terms of any borrowings, direct or indirect, from financial institutions or other persons (excluding directors and officers of the Corporation (or any direct or indirect subsidiary of the Corporation) or their affiliates), as approved by the Board of Directors, and the issuance of shares of Common Stock pursuant to the exercise of any such warrants or rights.

                  (iv) Notwithstanding any other provisions of this Section 4(f), the Corporation shall not be required to make (A) any adjustment of the number of shares of Common Stock into which each share of this Class can be converted unless such adjustment would require an increase or decrease of at least one percent (1%) in the aggregate number of shares of Common Stock into which shares of this Class can be converted at that time, or (B) any adjustment of the Qualified Public Offering Price or the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Qualified Public Offering Price or the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the number of shares of Common Stock into which shares of this Class can be converted at that time or an increase or decrease of at least one percent (1%) of the Qualified Public Offering Price or the Conversion Price, whichever the case may be. If any action would require adjustment of the Qualified Public Offering Price or the Conversion Price pursuant to more than one paragraph of this Section 4(f), only one adjustment shall be made as determined in good faith by the Board of Directors of the Corporation.

                  (v) If the Corporation shall make any dividend or distribution on shares of Common Stock, sell or issue any Common Stock, other capital stock or other security of the Corporation or sell or issue any rights or warrants to purchase or acquire any such security that is not expressly addressed by the terms of this Section 4(f) and does not result in an adjustment to the number of shares of Common Stock into which a share of this Class can be converted or to the Qualified Public Offering Price and the Conversion Price pursuant to this
Section 4(f), the Board of Directors may, in its sole discretion, consider whether such dividend, distribution, sale or issuance is of a nature that some type of equitable adjustment should be made in respect of such dividend, distribution, sale or issuance for the protection of the holders of shares of this Class. If in such case the Board of Directors determines that some type of adjustment should be made, an equitable adjustment not repugnant to applicable law and for the protection of the holders of shares of this Class shall be made effective as of the date of such dividend, distribution, sale or issuance, as determined in good faith by the Board of Directors in its sole discretion. The determination of the Board of Directors as to whether some type of adjustment should be made pursuant to the provisions of this Section 4(f)(v), and if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments, in addition to those required by the provisions of this Section 4(f)(v), as shall be necessary so that any dividend or distribution in shares of capital stock of the Corporation shall not be taxable to holders of Common Stock.

                  (vi) For purposes of this Section 4(f), the following definitions shall apply:

                  (A) As used in this Section 4(f), the term "consideration" shall mean, in the case of an issuance or sale of any security for cash, the cash received therefor, and in the case of an issuance or sale of any security for consideration other than cash, the Fair Market Value of such consideration.

                  (B) "Conversion Price" shall mean $4.75 per share of Common Stock, subject to adjustment from time to time as provided in Section 4(f) hereof.

                  (C) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares of securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average reported closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if such security is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ, or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for each such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined in good faith by the Board of Directors in the exercise of its reasonable business judgment.

                  (vii) Whenever an adjustment to the Qualified Public Offering Price or the Conversion Price or the number of shares of Common Stock into which each share of this Class can be converted is required pursuant to this Section 4(f), the Corporation shall forthwith place on file with the transfer agent for Common Stock, if any, and with the Treasurer (or Chief Financial Officer) of the Corporation, a statement signed by the Treasurer (or Chief Financial Officer) or Assistant Treasurer of the Corporation stating the adjusted number of shares of Common Stock into which each share of this Class can be converted or the Qualified Public Offering Price or the Conversion Price determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Within forty-five (45) days after each adjustment to the number of shares of Common Stock into which each share of this Class can be converted or the Qualified Public Offering Price or the Conversion Price, the Company shall mail a notice thereof and of the then prevailing number of shares of Common Stock into which each share of this Class can be converted and the Qualified Public Offering Price and the Conversion Price to each holder of shares of this Class.

            4(g) Termination of Right to Convert in Connection With Fundamental Corporate Changes. Notwithstanding anything herein to the contrary, and subject to the notice requirements of this Section 4(g), if the Corporation shall be a party to any transaction that involves any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the assets of the Corporation to another corporation, and which is effected in such a way that the holders of Common Stock shall be entitled to receive cash, stock, securities or other assets with respect to or in exchange for Common Stock, then the right to convert the shares of this Class shall terminate at the close of business on the date as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for cash, securities or other assets deliverable upon such consolidation, merger or sale of all or substantially all of the assets of the Corporation. In case the Corporation shall enter into any agreement or understanding or the Board of Directors shall adopt any resolution authorizing or proposing any transaction of the type described in this Section 4(g), then in any such event the Corporation promptly shall cause to be mailed, by registered or certified mail, postage prepaid, to the holders of shares of this Class at each such holder's last address appearing on the records of the Corporation, thirty
(30) days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any consolidation, merger or sale, a notice of such agreement, understanding or resolution stating the expected record date for determining holders of Common Stock entitled to exchange their shares with respect to a transaction described in this Section 4(g); provided, however, that the Corporation shall not be liable or responsible if the actual dates of any such events shall be different from the expected dates set forth in such notice.

            4(h) Sufficient Authorized Shares of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of shares of this Class, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of this Class. The Corporation shall, from time to time, subject to and in accordance with applicable law, increase the authorized shares of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of this Class.

      5. Voting Rights.

            5(a) Voting with Common Stock.

                  (i) Except as otherwise required by law or when a class vote is required pursuant to Section 5(b) hereof, each holder of shares of this Class shall be entitled to vote on all matters together with the holders of shares of Common Stock and in so voting shall be entitled to that number of votes equal to the Total Series B Common Votes (as hereinafter defined) allocated to each holder of shares of this Class ratably on the basis of the number of shares of this Class held by each holder in proportion to the total number of shares of this Class outstanding on the record date for the determination of stockholders entitled to vote on such matters.

                  (ii) For purposes of this Section 5(a), the following definitions shall apply:

                  (A) "Voting Percentage" shall mean a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock into which the shares of this Class could be converted on such record date plus (2) the number of outstanding shares of Common Stock issued upon conversion of the shares of this Class prior to such record date (after giving effect to proportionate adjustments for stock splits, subdivisions and the like), and the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such record data plus (2) the number of shares of Common Stock into which the shares of this Class could be converted on such record date plus (3) the number of shares of Common Stock issuable upon the conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock (other than the shares of this Class) and upon the exercise of all options, rights or warrants to purchase shares of Common Stock outstanding on such record date (the "Voting Percentage Denominator"); provided, however, that if on such record date the Voting Percentage Denominator is less than 18,826,634 (as adjusted for stock splits, subdivisions and the like), the Voting Percentage shall be calculated using a Voting Percentage Denominator equal to (1) the sum of (x) 18,826,634 (as adjusted for stock splits, subdivisions and the like) plus (y) the number of shares of Common Stock issued after the Original Issue Date, if any, plus (z) the number of shares of Common Stock issuable upon the conversion or exchange of all securities convertible into or exchangeable for shares of Common Stock issued after the Original Issue Date, if any, and upon the exercise of all options, rights or warrants to purchase shares of Common Stock issued after the Original Issue Date, if any, minus (2) the sum of (w) the number of outstanding shares of Common Stock repurchased or redeemed by the Corporation after the Original Issue Date, if any, plus (x) the number of shares of Common Stock issuable upon the exercise of any of the common stock purchase warrants issued in connection with the issuance of the 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation that have expired or have been cancelled or repurchased by the Corporation after the Original Issue Date, if any, plus (y) the number of shares of Common Stock issuable upon the conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock issued after the Original Issue Date that have expired or have been cancelled or repurchased by the Corporation after the Original Issue Date, if any, and upon the exercise of any options, rights or warrants to purchase shares of Common Stock issued after the Original Issue Date that have expired or have been cancelled or repurchased by the Corporation after the Original Issue Date, if any, plus (z) the number of shares of this Class cancelled pursuant to the terms of the Preferred Stock Purchase Agreement, if any. The Voting Percentage calculated as of the Original Issue Date is 29.354%.

                  (B) "Total Common Votes" shall mean a fraction, the numerator of which is equal to (1) the number of shares of Common Stock outstanding on such record date minus (2) the number of outstanding shares of Common Stock issued upon conversion of the shares of this Class prior to such record date (after giving effect to proportionate adjustments for stock splits, subdivisions and the like), and the denominator of which is equal to one (1) minus the Voting Percentage.

                  (C) "Total Series B Common Votes" shall mean the Total Common Votes multiplied by the Voting Percentage.

            5(b) Voting as a Class. So long as any shares of this Class are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of this Class outstanding at the time, given in person or by proxy, either in writing or at a meeting at which holders of the shares of this Class shall vote separately as a class, (i) authorize, issue or assume the obligations under, or increase the stated or par value of, any Senior Securities or any obligation or security convertible into or evidencing the right to purchase any Senior Securities; (ii) authorize, issue or assume the obligations under, or increase the stated or par value of, any Parity Securities or any obligation or security convertible into or evidencing the right to purchase any Parity Securities; (iii) amend the Amended and Restated Certificate of Incorporation of the Corporation or the certificate of designation relating to the shares of this Class in either case so as to alter or change the powers, preferences, or special rights of the shares of this Class so as to affect them adversely or authorize additional shares of this Class or increase or decrease the par or stated value of the shares of this Class; (iv) sell all or substantially all of the assets of the Corporation in a transaction that is to be submitted to a vote of stockholders of the Corporation; (v) merge or consolidate the Corporation with or into any other corporation in a transaction that is to be submitted to a vote of stockholders of the Corporation; (vi) acquire the assets or stock of another entity in a transaction for consideration having a Fair Market Value in excess of $20,000,000; (vii) issue or transfer shares of any class or series of capital stock of the Corporation to the Corporation's Employee Stock Ownership Plan/Trust unless such issuance or transfer has been approved or recommended by a disinterested majority of the members of the Compensation Committee of the Board of Directors of the Corporation; and (viii) redeem or repurchase outstanding shares of any class or series of capital stock of the Corporation except for (A) shares repurchased at or less than Fair Market Value from current or former directors, officers, employees or consultants of the Corporation or of any direct or indirect subsidiary of the Corporation up to an aggregate of $1,000,000, (B) shares of this Class, (C) shares redeemed pursuant to the redemption provisions of the 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation, (D) shares purchased pursuant to a right of first refusal, call, option or similar right to purchase granted to the Corporation and (E) the Stock Repurchases as defined in the Preferred Stock Purchase Agreement.

            5(c) Election of Certain Directors as a Class. So long as any shares of this Class are outstanding and subject to the terms and conditions of that Certain Stockholders' Agreement, dated as of the Original Issue Date, among the Corporation, the holders of shares of this Class on the Original Issue Date and certain stockholders of the Corporation (the "Stockholders' Agreement"), the holders of shares of this Class, acting by the affirmative vote or consent of at least a majority of the shares of this Class outstanding at the time, given in person or by proxy, either in writing or at a meeting at which holders of the shares of this Class shall vote separately as a class, shall be entitled to vote for and elect as directors to the Board of Directors only those persons whom holders are entitled to designate pursuant to and in accordance with the terms of the Stockholders' Agreement.

      6. Liquidation Rights.

            6(a) Liquidation Preference. Subject to the rights of the holders of shares of any series or class or classes of Senior Securities upon dissolution or liquidation, upon the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the shares of this Class then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any distribution or payment is made with respect to the Common Stock or any other class or series of stock ranking junior to this Class upon liquidation, an amount per share in cash equal to the Stated Value plus an amount in cash equal to the Series B Dividend Preference Amount as of the date of final distribution (less any dividends declared and paid (or sums sufficient for the payment thereof set aside for payment) on the shares of this Class prior to the date of final distribution) (the "Series B Liquidation Preference Amount").

            6(b) Participation in Common Stock Liquidation Rights. After the payment, in cash, to the holders of the shares of this Class of the Series B Liquidation Preference Amount as provided in Section 6(a) hereof, the holders of shares of Common Stock and any other class or series of capital stock (other than the shares of this Class) entitled to participate with the Common Stock in the event of liquidation, dissolution or winding up of the Corporation shall be entitled to receive, in the aggregate, out of assets of the Corporation available for distribution to its stockholders, cash in an amount equal to the aggregate Stated Value of the shares of this Class on the Original Issue Date. Thereafter, the holders of shares of this Class shall participate equally (as if the shares of this Class had been converted into shares of Common Stock pursuant to Section 4 hereof) with the holders of shares of Common Stock and any other class or series of stock entitled to participate with the Common Stock in the distribution of any remaining assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation.

            6(c) Transactions Not Deemed Liquidation. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a voluntary sale, transfer, lease, or other disposition of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 6.

            6(d) Insufficient Assets in Liquidation. Subject to the rights of the holders of shares of any series or class or classes of Senior Securities upon dissolution or liquidation, in the event the remaining assets of the Corporation upon any dissolution, liquidation, or winding up of the Corporation are not sufficient to pay in full the Series B Preferred Liquidation Preference Amount and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of this Class and such Parity Securities ratably in accordance with the respective amounts which would be paid on such shares of this Class and such other Parity Securities if all amounts thereon were paid in full.

      7. Ranking. The shares of this Class shall rank, both as to dividends and upon liquidation, senior and prior to the Common Stock. The shares of the 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation shall rank, as to dividends, redemption and upon liquidation, senior and prior to the shares of this Class. Any stock of any other class or classes or series shall be deemed to rank:

            7(a) senior and prior to the shares of this Class, to be "Senior Securities," if the holders of such stock shall be entitled to the receipt of dividends or amounts paid in or set aside for redemption, or the receipt of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Class;

            7(b) on a parity with shares of this Class, to be "Parity Securities," whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of this Class, if the holders of such stock shall be entitled to the receipt of dividends or amounts paid in or set aside for redemption, or the receipt of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of the shares of this Class; and

            7(c) junior to shares of this Class, to be "Junior Securities," if the holders of shares of this Class shall be entitled to the receipt of dividends or of amounts paid in or set aside for redemption, or to the receipt of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of such stock.

      8. Restrictions on Transfer. The shares of this Class may not be transferred, except in compliance with the provisions of the Stockholders' Agreement.

      9. Certificates. Upon the surrender of any certificate representing shares of this Class at the principal office of the Corporation or at the office of any transfer agent of the Corporation for this Class or at such other place as may be designated by the Corporation, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.

      10. Certain Other Rights. The holders of the shares of this Class shall be entitled to certain rights to purchase newly-issued securities of the Company as, and to the extent, set forth in Section 3.9 of the Stockholders' Agreement, as long as the Stockholders' Agreement is in effect.

            IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Designation to be executed on its behalf on June 3, 1993.

                                       VITAS HEALTHCARE  CORPORATION


                                       By: /s/ Huge A. Westbrook
                                           -------------------------
                                           Huge A. Westbrook
                                           Chairman and Chief
                                           Executive Officer

   Attest:


/s/ Mark Ohlendorf
-----------------------
Mark Ohlendorf
Secretary

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Amended and Restated By-Laws of the Corporation duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth below.

      SECOND: The Certificate of Designation, Preferences and Other Rights of the Series B Convertible Preferred Stock of the Corporation hereby is amended by substituting in the fifth line of the first sentence of Section 3(a) thereof the date "December 31, 1996" for the date "June 30, 1996."

      THIRD: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above was duly approved and adopted (i) by at least a majority of the total votes eligible to be cast by the holders of the outstanding stock of the Corporation entitled to vote thereon and (ii) by the holders of at least a majority of the Series B Convertible Preferred Stock of the Corporation voting separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware Corporation Law, and written notice of the approval and adoption of such amendment without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware Corporation Law.

      FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware Corporation Law.

      IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 10th day of August, 1994.

                                       VITAS HEALTHCARE CORPORATION


                                       By: /s/ Earl M. Collier, Jr.
                                           ----------------------------
                                           Earl M. Collier, Jr.
                                           President

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Amended and Restated By-Laws of the Corporation, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth below.

      SECOND: The Certificate of Designation. Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation hereby is amended by deleting in its entirety the first paragraph of Section 3(b) thereof and replacing it with the following:

            3(b) Mandatory Redemption. Subject to the last sentence of this
      Section 3(b), the Corporation shall redeem the shares of this Class, in the manner hereinafter provided, at the redemption prices (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) and on the redemption dates as follows:

                                Number of Shares
Mandatory Redemption Date        to be Redeemed      Redemption Price Per Share
-------------------------       ----------------     --------------------------

December 31, 1996                   81,000                   $102.00
June 30, 1997                       40,500                   $101.00
December 31, 1997                   40,500                   $10l.00
June 30, 1998                       54,000                   $100.00
December 31, 1998                   54,000                   $100.00

      THIRD: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above was duly approved and adopted (i) by at least a majority of the total votes eligible to be cast by the holders of the outstanding stack of the Corporation entitled to vote thereon, (ii) by the holders of at least a majority of the 9.0% Cumulative Nonconvertible Preferred Stock voting separately as a class and (iii) by the holders of at least a majority of the Series B Convertible Preferred Stock of the Corporation voting separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware Corporation Law, and written notice of the approval and adoption of such amendment without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware Corporation Law.

      FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware Corporation Law.

      IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 10th day of August, 1994.

                                       VITAS HEALTHCARE CORPORATION


                                       By: /s/ Earl M. Collier, Jr.
                                           ----------------------------
                                           Earl M. Collier, Jr.
                                           President

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                          VITAS HEALTHCARE CORPORATION

                 -----------------------------------------------

      The Board of Directors of:

                          VITAS HEALTHCARE CORPORATION

a Corporation of the State of Delaware, on this 25th day of October, A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is: 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

                          VITAS HEALTHCARE CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Mark A. Sterling, Secretary this 27th day of October A.D. 1994.


                                       /s/ Mark A. Sterling
                                       ----------------------------
                                             Authorized Officer
                                       Mark A. Sterling, Secretary

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Amended and Restated By-Laws of the Corporation, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth below.

      SECOND: The Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation hereby is amended by deleting in its entirety the first paragraph of Section 3(b) thereof and replacing it with the following:

            3(b) Mandatory Redemption. Subject to the last sentence of this Section 3(b), the Corporation shall redeem the shares of this Class, in the manner hereinafter provided, at the redemption prices (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) and on the redemption dates as follows:

                                Number of Shares
Mandatory Redemption Date        to be Redeemed      Redemption Price Per Share
-------------------------       ----------------     --------------------------

June 30, 1997                       81,000                  $102.00
June 30, 1997                       40,500                  $101.00
December 31, 1997                   40,500                  $101.00
June 30, 1998                       54,000                  $100.00
December 31, 1998                   54,000                  $100.00

      THIRD: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above was duly approved and adopted (i) by at least a majority of the total votes eligible to be cast by the holders of the outstanding stock of the Corporation entitled to vote thereon, (ii) by the holders of as least a majority of the 9.0% Cumulative Nonconvertible Preferred Stock voting separately as a class and (iii) by the holders of at least a majority of the Series B Convertible Preferred Stock of the Corporation voting separately as a class, in each case acting by written consent, in accordance with Section 228 of the Delaware Corporation Law.

      FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware Corporation Law.

      IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 31st day of December, 1996.

                                        VITAS HEALTHCARE CORPORATION

                                        By: /s/ Hugh A. Westbrook
                                            -------------------------
                                            Hugh A. Westbrook
                                            Chairman of the Board and
                                            Chief Executive Officer

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Amended and Restated By-Laws of the Corporation, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth below.

      SECOND: The Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation hereby is amended by deleting in its entirety the first paragraph of Section 3(b) thereof and replacing it with the following:

            3(b) Mandatory Redemption. Subject to the last sentence of this Section 3(b), the Corporation shall redeem the shares of this Class, in the manner hereinafter provided, at the redemption prices (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) and on the redemption dates as follows:

                                Number of Shares
Mandatory Redemption Date        to be Redeemed      Redemption Price Per Share
-------------------------       ----------------     --------------------------

July 31, 1997                        81,000                  $102.00
July 31, 1997                        40,500                  $101.00
December 31, 1997                    40,500                  $101.00
June 30, 1998                        54,000                  $100.00
December 31, 1998                    54,000                  $100.00

      THIRD: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above was duly approved and adopted (i) by at least a majority of the total votes eligible to be cast by the holders of the outstanding stock of the Corporation entitled to vote thereon, (ii) by the holders of at least a majority of the 9.0% Cumulative Nonconvertible Preferred Stock voting separately as a class and (iii) by the holders of at least a majority of the Series B Convertible Preferred Stock of the Corporation voting separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware Corporation Law.

      FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware Corporation Law.

      IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 30 day of June 1997.

                                        VITAS HEALTHCARE CORPORATION


                                        By: /s/ Hugh A. Westbrook
                                            -------------------------
                                            Hugh A. Westbrook
                                            Chairman of the Board and
                                            Chief Executive Officer

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Amended and Restated By-Laws of the Corporation, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth below.

      SECOND: The Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation hereby is amended by deleting in its entirety the first paragraph of Section 3(b) thereof and replacing it with the following:

            3(b) Mandatory Redemption. Subject to the last sentence of this Section 3(b), the Corporation shall redeem the shares of this Class, in the manner hereinafter provided, at the redemption prices (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) and on the redemption dates as follows:

                                Number of Shares
Mandatory Redemption Date        to be Redeemed      Redemption Price Per Share
-------------------------       ----------------     --------------------------

August 31, 1997                      81,000                  $102.00
August 31, 1997                      40,500                  $101.00
December 31, 1997                    40,500                  $101.00
June 30, 1998                        54,000                  $100.00
December 31, 1998                    54,000                  $100.00

      THIRD: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above was duly approved and adopted (i) by at least a majority of the total votes eligible to be cast by the holders of the outstanding stock of the Corporation entitled to vote thereon, (ii) by the holders of at least a majority of the 9.0% Cumulative Nonconvertible Preferred Stock voting separately as a class and (iii) by the holders of at least a majority of the Series B Convertible Preferred Stock of the Corporation voting separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware Corporation Law.

      FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware Corporation Law.

      IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 31st day of July, 1997.

                                        VITAS HEALTHCARE CORPORATION


                                        By: /s/ Hugh A. Westbrook
                                            -------------------------
                                            Hugh A. Westbrook
                                            Chairman of the Board and
                                            Chief Executive Officer

                           CERTIFICATE OF AMENDMENT TO

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VITAS HEALTHCARE CORPORATION

      Vitas Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Amended and Restated By-Laws of the Corporation, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth below.

      SECOND: The Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of the Corporation hereby is amended by deleting in its entirety the first paragraph of Section 3(b) thereof and replacing it with the following:

            3(b) Mandatory Redemption. Subject to the last sentence of this Section 3(b), the Corporation shall redeem the shares of this Class, in the manner hereinafter provided, at the redemption prices (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) and on the redemption dates as follows:

                                Number of Shares
Mandatory Redemption Date        to be Redeemed      Redemption Price Per Share
-------------------------       ----------------     --------------------------

September 30, 1997                   81,000                  $102.00
September 30, 1997                   40,500                  $101.00
December 31, 1997                    40,500                  $101.00
June 30, 1998                        54,000                  $100.00
December 31, 1998                    54,000                  $100.00

      THIRD: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as set forth above was duly approved and adopted (i) by at least a majority of the total votes eligible to be cast by the holders of the outstanding stock of the Corporation entitled to vote thereon, (ii) by the holders of at least a majority of the 9.0% Cumulative Nonconvertible Preferred Stock voting separately as a class and (iii) by the holders of at least a majority of the Series B Convertible Preferred Stock of the Corporation voting separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware Corporation Law.

      FOURTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth above was duly adopted and approved in accordance with the requirements of Section 242 of the Delaware Corporation Law.

      IN WITNESS WHEREOF, Vitas Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 29th day of August, 1997.

                                        VITAS HEALTHCARE CORPORATION


                                        By: /s/ Hugh A. Westbrook
                                            ---------------------
                                            Hugh A. Westbrook
                                            Chairman of the Board and
                                            Chief Executive Officer


                                      -2-